UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
GLG Partners, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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     The following is a press release issued by GLG Partners, Inc. (“GLG”) dated September 13, 2010 announcing the commencement of a tender offer for any or all outstanding warrants, including public warrants.

GLG ANNOUNCES TENDER OFFER FOR OUTSTANDING WARRANTS
New York, September 13, 2010 — GLG Partners, Inc. (“GLG”) (NYSE: GLG) today announced that it has commenced a tender offer for any or all of its outstanding warrants, including public warrants (NYSE: GLGWS), for a purchase price of $0.129 per warrant, in cash, without interest, upon the terms and conditions set forth in the Offer to Purchase and the related Letter of Transmittal, both dated today. GLG currently has 54,484,677 outstanding warrants consisting of 32,984,674 public warrants, 12,000,003 founders warrants, 4,500,000 sponsors warrants and 5,000,000 co-investment warrants. The aggregate purchase price would be $7,028,523.33 if all outstanding warrants are tendered. The offer will expire at 12:00 midnight, New York City time, on October 12, 2010, or such later time and date to which GLG may extend the tender offer (the “Expiration Date”). GLG intends to extend the offer to ensure that the Expiration Date of the offer coincides with the completion of the previously announced merger with a wholly owned subsidiary of Man Group plc.
GLG is making the offer to purchase the warrants in connection with its agreement to be acquired by Man Group plc pursuant to the Agreement and Plan of Merger dated as of May 17, 2010, as amended (the “Merger Agreement”), among Man, Man’s wholly-owned subsidiary Escalator Sub 1 Inc. and GLG. The offer is conditioned upon completion of the merger. Completion of the merger is subject to the approval of GLG stockholders at a stockholders’ meeting to be held on October 12, 2010 and other closing conditions, including regulatory approvals. GLG intends to delist and deregister the public warrants following expiration of the tender offer.
Warrant holders who choose not to tender in the offer will not receive cash for their warrants. Pursuant to the terms of the warrants, following completion of the merger, holders of warrants, if any, that remain outstanding will be entitled, subject to the other terms and conditions thereof, to exercise their warrants at an exercise price of $7.50 per warrant, but will only have the right to receive upon such exercise an amount equal to the cash merger consideration of $4.50 per warrant, thereby incurring a loss of $3.00 per warrant. Accordingly, the warrants will be permanently out-of-the-money and will have no economic value following the merger.
This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer is being made solely through the Offer to Purchase and related Letter of Transmittal, which are being sent to holders of GLG warrants. Holders of warrants should read the Offer to Purchase, the related Letter of Transmittal and other related materials and any amendments to such documents, when they become available, because they contain important information. GLG has filed a Tender Offer Statement on Schedule TO with the SEC. Copies of the Offer to Purchase and related Letter of Transmittal, and all other tender offer documents filed with the SEC, including the Schedule TO, will be available at no charge on the SEC’s website at www.sec.gov. Copies of such documents may also be obtained free of charge by contacting Morrow & Co., LLC, Stamford, Connecticut at 1-800-969-2372.
About GLG
GLG Partners, Inc. is a global asset management company offering its clients a wide range of performance-oriented investment products and managed account services. Founded in 1995 and listed on the New York Stock Exchange in 2007 under the ticker symbol “GLG”, GLG is dedicated to achieving consistent, superior investment returns through traditional, alternative and hybrid investment strategies. The performance GLG generates for its clients is driven by the proven expertise of its team of investment professionals underpinned by a rigorous approach to investment analysis and a strong focus on risk management. GLG managed estimated net assets under management of approximately $23.0 billion as of June 30, 2010. GLG maintains an Investor Relations website at www.glgpartners.com and routinely posts important information on its website for investors. Additionally, GLG uses the website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD promulgated by the SEC. These disclosures are included on GLG’s website under the section “Investor Relations — Overview”. Accordingly, investors should monitor this portion of GLG’s website, in addition to following its press releases, SEC filings and public conference calls and webcasts.
Forward-looking Statements
This press release contains statements relating to future results that are “forward-looking statements”. Words such as “will” and other statements that are not statements of historical fact are intended to identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: failure to satisfy the conditions of the proposed merger, including failure to obtain the required approvals of GLG’s stockholders by the requisite votes; the costs and expenses associated with the proposed merger; contractual restrictions on the conduct of GLG’s business included in the Merger Agreement; the potential loss of key personnel, disruption of GLG’s business or any impact on GLG’s relationships with third parties as a result of the proposed merger; any delay in consummating the proposed merger or the failure to consummate the transaction; the outcome of, or expenses associated with, any litigation which may arise in connection with the proposed merger, including the purported class action suits filed to date; the volatility in the financial markets; GLG’s financial performance; market conditions for the investment funds and managed accounts GLG manages; performance of the investment funds and managed accounts GLG manages, the related performance fees and the associated impacts on revenues, net income, cash flows and fund inflows/outflows; the impact of net inflows on GLG’s mix of assets under management and the associated impacts on revenues; the cost of retaining GLG’s key investment and other personnel or the loss of such key personnel; risks associated with the expansion of GLG’s business in size and geographically; operational risk, including counterparty risk; litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on GLG’s resources; and risks associated with the use of leverage, investment in derivatives, availability of credit, interest rates and currency fluctuations, as well as other risks and uncertainties, including those set forth in GLG’s filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and GLG undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Nothing in this press release should be construed as or is intended to be a solicitation for or an offer to provide investment advisory services.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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Additional Information
GLG today has filed with the SEC and is mailing to GLG stockholders a definitive proxy statement and other relevant documents in connection with the proposed acquisition of GLG by Man Group plc through two concurrent transactions: the merger of a wholly owned subsidiary of Man with and into GLG and a share exchange transaction in which certain GLG stockholders will exchange their GLG shares for Man ordinary shares. GLG stockholders and other interested persons are advised to read GLG’s definitive proxy statement and amendments thereto in connection with GLG’s solicitation of proxies for the special meeting to be held on October 12, 2010 to approve the proposed merger because the definitive proxy statement contains important information about GLG and the proposed transaction. The definitive proxy statement is being mailed to stockholders of record as of August 30, 2010, the record date established for voting on the proposed merger. Stockholders may obtain a free copy of these materials and other documents filed with the SEC from the SEC’s website at www.sec.gov. A free copy of the definitive proxy statement also may be obtained by contacting Investor Relations, GLG Partners, Inc., 399 Park Avenue, 38th floor, New York, New York 10022, telephone (212) 224-7200 and through GLG’s website at www.glgpartners.com. GLG and its directors and executive officers may be deemed participants in the solicitation of proxies from GLG’s stockholders. GLG’s stockholders may obtain information about GLG’s directors and executive officers, their ownership of GLG shares and their interests in the proposed transaction by reading GLG’s definitive proxy statement for the special meeting. A free copy of this document may be obtained from the SEC website or by contacting GLG as indicated above.
Contacts
Investors / Analysts:
Jeffrey Rojek
Chief Financial Officer
+1 212 224 7245
jeffrey.rojek@glgpartners.com
Michael Hodes
Director of Public Markets
+1 212 224 7223
michael.hodes@glgpartners.com
Shirley Chan
Associate of Public Markets
+1 212 224 7257
shirley.chan@glgpartners.com
Media:
David Waller
Director of Communications
+44 207 016 7015
david.waller@glgpartners.com
Matthew Newton / Talia Druker
Finsbury
+44 207 251 3801
glg@finsbury.com
Andy Merrill / Astrid Josephson
Finsbury
+1 212 303 7600
glg@finsbury.com

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